Exhibit 21.1
Subsidiaries of KBS Strategic Opportunity REIT, Inc. as of March 7, 2014

1180 Raymond Urban Renewal, LLC	KBS SOR Acquisition XVIII, LLC
1635 N. Cahuenga, LLC	KBS SOR Acquisition XIX, LLC
CA Capital Management Services III, LLC	KBS SOR Acquisition XX, LLC
EE 424 Bedford Owner, LLC	KBS SOR Acquisition XXI, LLC
GPI Burbank Collection, LLC	KBS SOR Acquisition XXII, LLC
JP-KBS Richardson Acquisition I, LLC	KBS SOR Acquisition XXIII, LLC
JP-KBS Richardson Holdings, LLC	KBS SOR Acquisition XXIV, LLC
KBS Finance LLC	KBS SOR Acquisition XXV, LLC
KBS Strategic Opportunity Holdings LLC	KBS SOR Acquisition XXVI, LLC
KBS Strategic Opportunity Limited Partnership	KBS SOR Austin Suburban Portfolio, LLC
KBS SOR 100-116 E. Palm Avenue JV, LLC	KBS SOR Central Building, LLC
KBS SOR 110 William JV, LLC	KBS SOR CMBS Owner, LLC
KBS SOR 156th Avenue Northeast, LLC	KBS SOR Debt Holdings II LLC
KBS SOR 1635 N. Cahuenga JV, LLC	KBS SOR Debt Holdings II X LLC
KBS SOR 1800 West Loop South, LLC	KBS SOR Iron Point, LLC
KBS SOR 424 Bedford, LLC	KBS SOR NIP JV Member, LLC
KBS SOR 424 Bedford JV, LLC	KBS SOR NIP JV Member TRS Member, LLC
KBS SOR 50 Congress Street, LLC	KBS SOR Maitland Promenade II, LLC
KBS SOR 6565-6575 West Loop South, LLC	KBS SOR Northridge, LLC
KBS SOR Academy Point, LLC	KBS SOR Park Highlands, LLC
KBS SOR Acquisition I, LLC	KBS SOR Park Highlands JV, LLC
KBS SOR Acquisition II, LLC	KBS SOR Park Highlands II, LLC
KBS SOR Acquisition III, LLC	KBS SOR Park Highlands II JV, LLC
KBS SOR Acquisition IV, LLC	KBS SOR Plaza Bellevue, LLC
KBS SOR Acquisition V, LLC	KBS SOR Powers Ferry Landing East, LLC
KBS SOR Acquisition VI, LLC	KBS SOR Properties, LLC
KBS SOR Acquisition VII, LLC	KBS SOR Richardson Portfolio JV, LLC
KBS SOR Acquisition VIII, LLC	KBS SOR Roseville Commerce Center, LLC
KBS SOR Acquisition X, LLC	KBS SOR SREF III 110 William, LLC
KBS SOR Acquisition XI, LLC	KBS SOR TRS Services, LLC
KBS SOR Acquisition XII, LLC	KBS SOR Village Overlook, LLC
KBS SOR Acquisition XIII, LLC	KBS SOR Westmoor Center, LLC
KBS SOR Acquisition XIV, LLC	NIP JV, LLC
KBS SOR Acquisition XV, LLC	NIP Owner, LLC
KBS SOR Acquisition XVI, LLC
KBS SOR Acquisition XVII, LLC